UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 12, 2007
Delphi Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14787	38-3430473

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

5725 Delphi Drive, Troy, MI	48098

(Address of Principal Executive Offices)	(Zip Code)
(248) 813-2000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
SIGNATURE

ITEM 8.01 OTHER EVENTS
On April 12, 2007, Delphi Corporation (“Delphi”) contributed approximately $50 million to its United States (“U.S.”) pension plans. These defined benefit pension plans are sponsored by Delphi and certain of its U.S. subsidiaries, all of whom (collectively, the “Debtors”) filed for court-supervised restructuring under chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”). The amount contributed represents the portion of the pension contribution attributable to services rendered by employees of the Debtors in the first quarter of 2007. Under the Employee Retirement Income Security Act and the U.S. Internal Revenue Code, a minimum funding payment of approximately $396 million to the U.S. pension plans was due on April 13, 2007. As permitted under Chapter 11, however, Delphi contributed only the portion of the contribution attributable to post-bankruptcy-petition service. The unpaid portion of the minimum funding payments remains payable as a claim against Delphi and will be determined in Delphi’s plan of reorganization with other claims. Delphi has appointed an independent fiduciary for all of its tax qualified defined benefit pension plans who is charged with pursuing claims on behalf of the plans to recover minimum funding contributions.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI CORPORATION
(Registrant)
Date: April 16, 2007

By: /s/ THOMAS S. TIMKO
Thomas S. Timko,
Chief Accounting Officer and Controller